Exhibit 99.1

Ondas and Volatus Aerospace Forge Strategic Partnership to Elevate Border Surveillance with Advanced Drone Technologies

Strategic partnership’s multi-modal approach significantly enhances homeland security agencies’ ability to detect and mitigate threats before they escalate, revolutionizing border security with persistent remote aerial operations and emergency response

Volatus’ extensive sales, marketing, field support, and services capabilities extend Ondas’ market reach and accelerate market penetration for the Optimus System

The Optimus System to be deployed as drone infrastructure for completely remote, autonomous operations providing aerial security and intelligence for sensitive locations, critical operations and assets

Boston, MA and Toronto, ON / February 25, 2025 / Ondas Holdings Inc. (Nasdaq: ONDS) and Toronto-based Volatus Aerospace Inc. (TSXV: FLT) announced today a strategic partnership through Ondas’ subsidiary, American Robotics, Inc. (“American Robotics”). Through this partnership, Volatus Aerospace will market and support American Robotics’ Optimus System – a state-of-the-art, fully autonomous drone platform designed to provide persistent, 24/7 aerial security and intelligence. The Optimus System significantly enhances Volatus Aerospace’s capabilities in providing integrated, full-scope Border Surveillance and Security Solutions that are essential to national security.

“We are delighted to partner with Volatus, who consistently distinguish themselves as providers of highly sophisticated aerial intelligence and services to critical governmental, industrial and infrastructure markets,” Eric Brock, CEO of Ondas Holdings. “We believe this collaboration, supported by Volatus’ extensive sales, marketing and field support and services capabilities, will extend our market reach and accelerate market penetration for our Optimus System. We are particularly excited about Volatus’ pursuit of programs to secure borders, where the deployment of autonomous drone infrastructure is an urgent need for many homeland security entities today.”

Focused on addressing the increasing demand for advanced multi-modal border surveillance, this collaboration leverages Volatus’ sophisticated Operations Control Center (OCC) to maximize the potential of the Optimus System for both standalone and integrated, multi-modal security solutions across North America and other global markets. This multi-modal approach significantly enhances homeland security agencies’ ability to detect and mitigate threats before they escalate.

“This strategic alliance with Ondas via American Robotics empowers Volatus to significantly enhance our border surveillance and security solutions,” said Glen Lynch, CEO of Volatus Aerospace. “By integrating the scalable and field proven Optimus System with our remote operations capability we are poised to meet the evolving demands for high-level security and surveillance across various sectors. The growing interest in remotely deploying scalable autonomous operations for border security further underscores the importance of our partnership in addressing these critical needs.”

The Optimus System is designed for persistent aerial operations in the most challenging environments with proven autonomy and reliability allowing for scalable remote operations. Optimus automated battery and payload swapping capabilities enable uninterrupted availability and support multiple critical applications ranging from video surveillance to inspection and analysis utilizing a variety of integrated sensors including LIDAR. We believe this partnership will transform the landscape of border surveillance, security, and critical infrastructure monitoring, integrating advanced aerial technologies including piloted and remotely piloted aircraft, along with ground-based sensor systems. This integrated package of aerial security capability, including the NDAA-compliant Optimus System is positioned to address the expansive 5,525-mile US – Canada border to revolutionize border security operations.

Highlights of the Strategic Partnership:

●	Purpose and Scope: The integration of the fully autonomous Optimus System bolsters Volatus’ surveillance and security services across North America and beyond, enhancing capabilities in border protection and infrastructure monitoring.

●	Technology Integration and Deployment: The partnership utilizes Volatus’ Operations Control Center (OCC), combining piloted and remotely piloted aircraft with ground-based sensors and the sophisticated Optimus system to pioneer a robust surveillance-as-a-service model. This model promises unprecedented automated aerial monitoring capabilities.

●	Market Development: Aimed at strategic expansion in Canada, the United Kingdom, and Africa, this collaboration enhances Volatus’ global service offerings through its extensive network of sales professionals and opens new market opportunities for Ondas and American Robotics across critical infrastructure and industrial sectors including oil and gas and utilities.

●	Training and Operational Support: Volatus will serve as a factory-authorized training center, ensuring top-tier operational and service support for the Optimus System, facilitated by its advanced OCC and dedicated support team.

In the current international environment, the need for sovereign countries to protect and secure their borders has become increasingly critical. Challenges such as illegal immigration, drug trafficking, and weapons smuggling pose significant threats to national security and public safety. As these issues continue to escalate, there is a growing demand for advanced surveillance and security solutions that provide comprehensive monitoring and rapid response capabilities. The strategic partnership between Ondas and Volatus Aerospace, leveraging the state-of-the-art Optimus System amongst a multi-modal fleet, addresses these pressing concerns by offering a robust, autonomous aerial platform designed to enhance border protection and ensure the integrity of national boundaries. Furthermore, the integration of emergency response capabilities within the Optimus System allows for a more effective response to identified threats. By providing real-time data and situational awareness, the system enables swift and efficient risk mitigation, ensuring a proactive approach to national security challenges.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Autonomous Systems Inc. (OAS) specializes in designing, developing, and marketing autonomous drone solutions via its two advanced drone platforms: the Optimus System, the world’s first FAA-certified small UAS (sUAS) for aerial security and data capture, and the Iron Drone Raider, a counter-drone system designed to combat hostile drones. Both platforms are highly automated, AI-powered, and capable of continuous, remote operation for critical defense, infrastructure, industrial, and government applications. American Robotics and Airobotics have achieved industry-leading regulatory milestones, including the first-ever FAA Type Certification for the Optimus System and the first drone system approved by the FAA for automated beyond-visual-line-of-sight (BVLOS) operations without an on-site human operator. Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities.

For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn. For additional information on Ondas Autonomous Systems, follow us on LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

About Volatus Aerospace

Volatus Aerospace is a leader in innovative global aerial solutions for intelligence and cargo. With a strong foundation of over 100 years of combined institutional knowledge in aviation, Volatus provides comprehensive solutions using both piloted and remotely piloted aircraft systems (RPAS). We serve industries such as oil and gas, utilities, healthcare, and public safety. Our mission is to enhance operational efficiency, safety, and sustainability through cutting-edge, real-world solutions.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888-657-2377

ir@ondas.com

Media Contact for Ondas

Escalate PR

ondas@escalatepr.com

Preston Grimes

Marketing Manager, Ondas Holdings Inc.

Preston.grimes@ondas.com

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